Exhibit 23.2


                    INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT

To the Board of Directors
GSV, Inc. and subsidiaries
Westport, Connecticut


We hereby consent to incorporation by reference in Registration Statement Numbers 333-75159 and 333-91575 on Form S-8 of our report dated March 29, 2006 on the consolidated balance sheet of GSV, Inc. and Subsidiaries as of December 31, 2005 and the related consolidated statements of operations, changes of stockholders' equity and cash flows for the year ended December 31 2005, which appears in the December 31, 2006 Annual Report on Form 10-KSB of GSV, Inc.


                                                PROFESSIONAL CORPORATION

Denver, Colorado
March 30, 2007